CONFIDENTIAL

AMENDMENT NO. 3 TO COLLABORATION AGREEMENT
This Amendment No. 3 to Collaboration Agreement (the "Amendment") effective as of date of last signature below (the "Amendment Effective Date") by and among lllumina Cambridge, Ltd., a private company limited by shares organized under the laws of England and Wales, with an address at lllumina Centre, 19 Granta Park, Great Abington, Cambridge, CB21 GDF, United Kingdom ("lllumina"), Somalogic, Inc., a Delaware corporation having a place of business at 2945 Wilderness Place, Boulder, CO 80301 ("Somalogic") and, solely for purposes of Section 11.7, lllumina, Inc., a Delaware corporation having a place of business at 5200 lllumina Way, San Diego, CA 92122 ("Guarantor"). lllumina and Somalogic are referred to herein individually as a "Party" and collectively as the "Parties."
Recitals
A.Somalogic and lllumina entered into Collaboration Agreement effective as of December 31, 2021 (as previously amended, the "Agreement"), in accordance with which the Parties are engaged in a co-exclusive collaboration for the development of co-branded NGS-based proteomic distributable kits; and
B.The Parties now wish to amend the Agreement as set forth herein. The Parties agree as follows:
1.The terms in this Amendment with initial letters capitalized have the meanings set forth in this Amendment or, if not defined herein, as set forth in the Agreement.
2.Article 1 (Definitions). The definition of "Top Fifteen Customers" in Article 1 of the Agreement is amended by deleting such definition in its entirety and replacing it with the following:
"Top Fifteen Customers" means those Persons that are customers of Somalogic and are identified in a list provided by Somalogic to lllumina no later than December 1, 2023 , as such list may be amended by Somalogic from time to time; provided that such list shall include no greater than fifteen (15) such Persons; and provided further that such list may not be amended by Somalogic following the First Commercial Sale of a Licensed Product by a Selling Entity in any country in the Territory.
3.Except as specifically modified by this Amendment, all provisions of the Agreement will remain in full force and effect from the Effective Date through the end of the Term.
4.Each Party warrants and represents that it (a) it has the right to enter into this Amendment; and (b) the terms of this Amendment are not inconsistent with other contractual obligations, expressed or implied, which it may have.
5.This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will constitute a single legal instrument. Signature pages of this Amendment may be exchanged by facsimile or electronically as a portable document format (.pdf) file or similar electronic file and such signature pages will be deemed to be originals.

CONFIDENTIAL

6.This Amendment, together with the Agreement, constitutes the entire agreement between the Parties as to the subject matter of the Agreement, and supersedes and merges all prior agreements and understandings regarding the same.
The Parties have executed this Amendment to Collaboration Agreement as of the Amendment Effective Date

ILLUMINA CAMBRIDGE, LTD.	SOMALOGIC, INC.
By: /s/ Stuart Poll	By: /s/ Eliot Lurier
Name: Stuart Poll	Name: Eliot Lurier
Title: VP Global Supply Chain	Title: Interim CFO
Date: 21-Sept-2023	Date: 18-Sept-2023

ILLUMINA, INC.
By: /s/ Ashley Van Zeeland
Name: Ashley Van Zeeland
Title: VP Corporate Development
Date: 19-Sept-2023